October 2012 Issuer Free Writing Prospectus Registration Statement No. 333-178960 Dated October 25, 2012 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due Novermber 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 70% of the initial stock price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial stock price on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to the stated principal amount and the contingent payment. However, if on any determination date the closing price of the underlying stock is less than the initial stock price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment and also the risk of receiving shares of the underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stock. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying stock:	Common Stock of JPMorgan Chase & Co. (Bloomberg Ticker: “JPM”)
Aggregate principal amount:	$
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately October 31, 2012
Original issue date:	Approximately November 5, 2012 (3 business days after the pricing date)
Maturity date:	November 5, 2015 subject to adjustments for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the first eleven determination dates, the closing price of the underlying stock is greater than or equal to the initial stock price, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:	•	If, on any determination date, the closing price or the final stock price is greater than or equal to the downside threshold level, we will pay a quarterly contingent payment of $0.2175 to $0.2675 (8.70% to 10.70% per annum of the stated principal amount) per security on the related contingent payment date. The actual quarterly contingent payments will be determined on the pricing date.
	•	If, on any determination date, the closing price or the final stock price is less than the downside threshold level, no contingent payment will be made with respect to that determination date.
Determination dates:	January 31, 2013, May 1, 2013, July 31, 2013, October 31, 2013, January 31, 2014, May 1, 2014, July 31, 2014, October 31, 2014, February 2, 2015, May 1, 2015, July 31, 2015 and November 2, 2015 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”,” — Final Determination Date” and “— Market Disruption Events” in the product supplement). We also refer to November 2, 2015 as the final determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:	•	If the final stock price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the quarterly contingent payment with respect to the final determination date
	•	If the final stock price is less than the downside threshold level:	(i) a number of shares of the underlying stock equal to the exchange ratio as of the final determination date (and, if applicable, cash in lieu of fractional shares), or (ii) at our option, the cash value of such shares as of the final determination date
Exchange ratio:	The stated principal amount divided by the initial stock price
Downside threshold level:

$[•], which is equal to 70% of the initial stock price

(as may be adjusted in the case of certain adjustment events as described under ‘‘General Terms of the Securities — Antidilution Adjustments’’ in the product supplement).

Initial stock price:

$[•], which is equal to the closing price of the underlying stock on the pricing date

(as may be adjusted in the case of certain adjustment events as described under ‘‘General Terms of the Securities — Antidilution Adjustments’’ in the product supplement).

Final stock price:	The closing price of the underlying stock on the final determination date
CUSIP:	90269V777
ISIN:	US90269V7771
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC
Commissions and issue price:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100%	2.25%	97.75%
Total		$	$	$

(1)	UBS Securities LLC, acting as agent for UBS AG, will receive a fee of $0.225 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated April 24, 2012	Prospectus dated January 11, 2012

Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated January 11, 2012:

 http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Product Supplement dated April 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000139340112000040/c310169_690705-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities”, dated April 24, 2012.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

August 2012	Page 2

Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Investment Summary

The Contingent Income Auto-Callable Securities due November 5, 2015 Based on the Performance of the Common Stock of JPMorgan Chase & Co., which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which is an amount equal to $0.2175 to $0.2675 (8.70% to 10.70% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing price or the final stock price, is greater than or equal to 70% of the initial stock price, which we refer to as the downside threshold level. The actual contingent payments will be determined on the pricing date. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing price of the underlying stock could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing price is greater than or equal to the initial stock price on any of the first eleven determination dates, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus the contingent payment with respect to the related determination date. If the securities have not previously been redeemed and the final stock price is greater than or equal to the downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final stock price is less than the downside threshold level, investors will be exposed to the decline in the closing price of the underlying stock, as compared to the initial stock price, on a 1 to 1 basis and investors will be entitled to receive (i) a number of shares of the underlying stock equal to the exchange ratio as of the final determination date (and, if applicable, cash in lieu of fractional shares) or (ii) at our option, the cash value of such shares as of the final determination date. If UBS elects to deliver to you cash in lieu of shares, the “cash value” will be equal to the exchange ratio multiplied by the final price. The value of such shares (or that cash) will be less than 70% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment. In addition, investors will not participate in any appreciation of the underlying stock.

August 2012	Page 3

Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent payment equal to 8.70% to 10.70% per annum of the stated principal amount per security, with respect to each determination date on which the closing price or the final stock price is greater than or equal to 70% of the initial stock price, which we refer to as the downside threshold level. The actual contingent payments will be determined on the pricing date. The securities may be redeemed prior to maturity for the stated principal amount per security plus the contingent payment, and the payment at maturity will vary depending on the final stock price, as follows:

Scenario 1

On any of the first eleven determination dates, the closing price is greater than or equal to the initial stock price.

▪ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.

▪ Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final stock price is greater than or equal to the downside threshold level.

▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment with respect to the final determination date.

▪ Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final stock price is less than the downside threshold level.

▪ The payment due at maturity will be (i) a number of shares of the underlying stock equal to the exchange ratio as of the final determination date (and, if applicable, cash in lieu of fractional shares), or (ii) at our option, the cash value of those shares as of the final determination date.

▪ Investors will lose some and may lose all of their principal in this scenario.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

August 2012	Page 4

Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

▪	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

▪	You believe the closing price of the underlying stock will be equal to or greater than the downside threshold level on the specified determination dates (including the final determination date).

▪	You understand and accept that you will not participate in any appreciation in the price of the underlying stock and that your potential return is limited to the quarterly contingent payments specified in the pricing supplement.

▪	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

▪	You would be willing to invest in the securities if the contingent payments were set equal to the bottom of the range, as specified on the cover hereof (the actual contingent payments will be determined on the pricing date and will be specified in the pricing supplement).

▪	You are willing to forgo dividends paid on the underlying stock.

▪	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity, a term of approximately 3 years, and accept that there may be little or no secondary market for the securities.

▪	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪	You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

▪	You believe that the price of the underlying stock will decline during the term of the securities and is likely to close below the downside threshold level on the determination dates (including the final determination date).

▪	You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential.

▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

▪	You would be unwilling to invest in the securities if the contingent payments were set equal to the bottom of the range, as specified on the cover hereof (the actual contingent payments will be determined on the pricing date and will be specified in the pricing supplement).

▪	You prefer to receive the dividends paid on the underlying stock.

▪	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 3 years, or you seek an investment for which there will be an active secondary market for the securities.

▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

August 2012	Page 5

Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price and (2) the final stock price.

Diagram #1: First Eleven Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

August 2012	Page 6

Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Hypothetical Examples

The below examples are based on the following terms:

Hypothetical Initial Stock Price:	$30.00
Hypothetical Downside Threshold Level:	$21.00, which is 70% of the initial stock price
Hypothetical Exchange Ratio*:	0.3333, which is the stated principal amount divided by the hypothetical initial stock price
Hypothetical Quarterly Contingent Payment:	$0.2663 (10.65% per annum of the stated principal amount) per security**
Stated Principal Amount:	$10.00 per security

* If you receive shares at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final stock price.

** If the actual quarterly contingent payment as determined on the pricing date is less than $0.2663, the payment on your securities may be lower than those shown below.

In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the closing price of the underlying stock is greater than or equal to the hypothetical initial stock price of $30.00 on one of the first eleven determination dates. Because the closing price is greater than or equal to the initial stock price on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price on the first eleven determination dates is less than the initial stock price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Payment	Early Redemption Amount*	Hypothetical Closing Price	Contingent Payment	Early Redemption Amount
#1	$30.00	—*	$10.2663	$25.00	$0.2663	N/A
#2	N/A	N/A	N/A	$20.00	$0	N/A
#3	N/A	N/A	N/A	$18.00	$0	N/A
#4	N/A	N/A	N/A	$17.50	$0	N/A
#5	N/A	N/A	N/A	$17.00	$0	N/A
#6	N/A	N/A	N/A	$24.00	$0.2663	N/A
#7	N/A	N/A	N/A	$19.00	$0	N/A
#8	N/A	N/A	N/A	$20.00	$0	N/A
#9	N/A	N/A	N/A	$20.50	$0	N/A
#10	N/A	N/A	N/A	$37.50	—*	$10.2663
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing price is greater than or equal to the initial stock price and the securities are redeemed as a result.

▪	In Example 1, the securities are automatically redeemed following the first determination date as the closing price on the first determination date is equal to the initial stock price. You receive the early redemption amount, calculated as follows:

stated principal amount + contingent payment = $10.00 + $0.2663= $10.2663

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $10.2663 (a 2.6630% return on the securities).

▪	In Example 2, the securities are automatically redeemed following the tenth determination date as the closing price on the tenth determination date is greater than the initial stock price. As the closing price on the first, sixth and tenth determination dates are greater than the downside threshold level, you receive the contingent payment of $0.2663 with respect to each such determination date. Following the tenth determination date, you receive an early redemption amount of $10.2663, which includes the quarterly contingent payment with respect to the tenth determination date.

August 2012	Page 7

Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Further, although the underlying stock has appreciated by 25% from its initial stock price on the tenth determination date, you only receive $10.2663 per security and do not benefit from such appreciation. Your total return per security in this example is $10.7989 (a 7.9890% return on the securities).

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price	Contingent Payment	Early Redemption Amount
#1	$20.50	$0	N/A	$20.50	$0	N/A
#2	$19.00	$0	N/A	$19.00	$0	N/A
#3	$18.50	$0	N/A	$18.50	$0	N/A
#4	$17.25	$0	N/A	$17.25	$0	N/A
#5	$19.50	$0	N/A	$19.50	$0	N/A
#6	$18.75	$0	N/A	$18.75	$0	N/A
#7	$18.25	$0	N/A	$18.25	$0	N/A
#8	$15.00	$0	N/A	$15.00	$0	N/A
#9	$16.50	$0	N/A	$16.50	$0	N/A
#10	$19.00	$0	N/A	$19.00	$0	N/A
#11	$16.00	$0	N/A	$16.00	$0	N/A
Final Determination Date	$15.50	$0	N/A	$24.00	—*	N/A
Payment at Maturity	$5.17			$10.2663

* The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final stock price.

▪	In Example 3, the closing price of the underlying stock remains below the downside threshold level throughout the term of the securities. As a result, you do not receive any contingent payment during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the underlying stock. As the final stock price is less than the downside threshold level, investors will receive a number of shares of the underlying stock equal to the exchange ratio or the cash value thereof, calculated as follows:

the cash value of 0.3333 shares of the underlying stock = $15.50 × 0.3333 = $5.17

In this example, the value of shares you receive at maturity is significantly less than the stated principal amount. Your total return per security in this example is $5.17 (a 48.34% loss on the securities).

▪	In Example 4, the closing price of the underlying stock decreases to a final stock price of $24.00. Although the final stock price is less than the initial stock price, because the final stock price is still not less than the downside threshold level, you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.2663= $10.2663

In this example, although the final stock price represents a 20.00% decline from the initial stock price, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.2663 per security at maturity. Your total return per security in this example is $10.2663 (a 2.663% return on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on any determination date, you may lose some or all of your investment. Specifically, if the securities are not redeemed and the final stock price is less than the downside threshold level, UBS will deliver to you a number of shares or the cash value of such shares at maturity, the value of which is expected to be worth significantly less than your stated principal amount resulting in a loss of some or all of your initial investment.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire stated principal amount.

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Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial stock price, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the underlying stock equal to the exchange ratio (or, at our option, the cash value of such shares). The value of those shares on the final determination date (or that cash) will be less than 70% of the stated principal amount and could be zero.

▪	The contingent payment, if any, is based solely on the closing prices of the underlying stock on the specified determination dates. Whether the contingent payment will be made with respect to a determination date will be based on the closing price or the final stock price. As a result, you will not know whether you will receive the contingent payment until the related determination date. Moreover, because the contingent payment is based solely on the closing price on a specific determination date or the final stock price, if that closing price or final stock price is less than the downside threshold level, you will not receive any contingent payment with respect to that determination date, even if the closing price of the underlying stock was higher on other days during the term of the securities.

▪	You will not receive any contingent payment for any quarterly period where the closing price of the underlying stock on the determination date is less than the downside threshold level. A contingent payment will be made with respect to a quarterly period only if the closing price is greater than or equal to the downside threshold level. If the closing price remains below the downside threshold level on each determination date over the term of the securities, you will not receive any contingent payment.

▪	Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying stock reflects a higher expectation as of the pricing date that the price of such stock could close below its downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payments are set on the pricing date, a stock’s volatility can change significantly over the term of the securities. The price of the underlying stock for your securities could fall sharply, which could result in a significant loss of principal.

▪	The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	Single stock risk. The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and the issuer of such underlying stock (the ‘‘underlying stock issuer’’), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying stock issuer and the underlying stock for your securities. For additional information regarding the underlying stock, please see ‘‘Information about the Underlying Stock” and ‘‘JPMorgan Chase & Co.” below and the underlying stock issuer’s SEC filings referred to in this section. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

▪	Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial stock price, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing price or the final stock price is greater than or equal to the downside threshold level. It is possible that the closing price of the underlying stock could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the price of the underlying stock will rise or fall. The closing price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stock. You should be willing to accept the downside risks of owning equities in general and the underlying stock in particular, and to assume the risk that, if the securities are not automatically redeemed, you may lose some or all of your initial investment.

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$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more quarterly contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial stock price and the final stock price and whether the closing price of the underlying stock on any determination date is greater than or equal to the initial stock price or is below the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early.

▪	The inclusion in the original issue price of commissions and estimated cost of hedging is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, because the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the estimated cost of hedging the issuer’s obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC, as a result of dealer discounts, mark-ups or other transaction costs. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

▪	Market price of the securities is influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which UBS Securities LLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing price of the underlying stock on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

o	whether the closing price has been below the downside threshold level on any determination date,

o	dividend rates on the underlying stock,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the closing price of the underlying stock,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment by the calculation agent, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	Investing in the securities is not equivalent to investing in the shares of the underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

▪	No affiliation with the underlying stock issuer. The underlying stock issuer is not an affiliate of ours, is not involved with the offerings in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to underlying stock in connection with the offerings.

▪	We may engage in business with or involving the underlying stock issuer without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying stock issuer without regard to your interests and thus may acquire non-public information about the underlying stock. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stock, which may or may not recommend that investors buy or hold the underlying stock.

▪	The antidilution protection of the underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the initial stock price and downside threshold level for certain corporate events affecting the underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

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Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

▪	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying stock. These hedging or trading activities on or prior to the pricing date could potentially affect the initial stock price and, as a result, the downside threshold level. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. UBS Securities LLC may act as a market maker in the offering of the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which UBS Securities LLC is willing to buy the securities. If at any time UBS Securities LLC or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	Uncertain tax treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

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Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Information about the Underlying Stock

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan”) is a financial holding company. JPMorgan’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with United States branches in 23 states, and Chase Bank USA, National Association, a national banking association that is its credit card–issuing bank. JPMorgan’s principal non-bank subsidiary is J.P. Morgan Securities LLC, its United States investment banking firm. JPMorgan’s activities are organized into wholesale and consumer businesses and further organized into six business segments. Its wholesale businesses comprise the Investment Bank, Commercial Banking, Treasury & Securities Services and Asset Management segments. The consumer businesses comprise the Retail Financial Services and Card Services segments. JPMorgan Chase has also created a corporate segment, which includes Private Equity, Treasury and Corporate operations. The Investment Bank segment’s clients are corporations, financial institutions, governments and institutional investors. The Commercial Banking segment serves clients nationally, including corporations, municipalities, financial institutions, not-for-profit entities and real estate investors and owners. The Treasury & Securities Services segment is engaged in providing transaction, investment and information services. The Asset Management segment offers investment and wealth management services to institutions, retail investors and high-net-worth individuals. The Retail Financial Services segment serves consumers and businesses through personal service at bank branches and through automated teller machines, online banking and telephone banking, as well as through auto dealerships and school financial-aid offices. The Card Services segment is a credit card issuer. Information filed by JPMorgan with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05805, or its CIK Code: 0000019617. JPMorgan’s website is http://www.jpmorganchase.com. JPMorgan’s common stock is listed on the New York Stock Exchange under the ticker symbol “JPM.”

Information as of market close on October 24, 2012:

Bloomberg Ticker Symbol:	JPM UN<Equity>	52 Week High (on March 28, 2012):	$46.27

Current Stock Price:	$41.71	52 Week Low (on November 23, 2011):	$28.38

52 Weeks Ago (on October 24, 2011):	$34.57

All disclosures contained herein regarding the underlying stock are derived from publicly available information. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the underlying stock contained in this free writing prospectus. You should make your own investigation into the underlying stock.

The underlying stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the underlying stock issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

August 2012	Page 12

Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying stock for the period of January 2, 2009 through October 24, 2012. The closing price of the underlying stock on October 24, 2012 was $41.71. The associated graph shows the closing prices of the underlying stock for each day from January 2, 2003 to October 24, 2012. The dotted line represents a hypothetical downside threshold level of $29.20, which is equal to 70% of the closing price on October 24, 2012. The actual downside threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.

JPMorgan Chase & Co.	High	Low	Period End
2009
First Quarter	$31.35	$15.90	$26.58
Second Quarter	$38.94	$27.25	$34.11
Third Quarter	$46.47	$32.27	$43.82
Fourth Quarter	$47.16	$40.27	$41.67
2010
First Quarter	$45.02	$37.70	$44.75
Second Quarter	$47.81	$36.61	$36.61
Third Quarter	$41.64	$35.63	$38.07
Fourth Quarter	$42.67	$36.96	$42.42
2011
First Quarter	$48.00	$43.40	$46.10
Second Quarter	$47.64	$39.49	$40.94
Third Quarter	$42.29	$29.27	$30.12
Fourth Quarter	$37.02	$28.38	$33.25
2012
First Quarter	$46.27	$34.91	$45.98
Second Quarter	$46.13	$31.00	$35.73
Third Quarter	$41.57	$33.90	$40.48
Fourth Quarter (through October 24, 2012)	$43.32	$40.86	$41.71

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Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

The Common Stock of JPMorgan Chase & Co. - Daily Closing Prices
January 2, 2003 to October 24, 2012

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Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of the underlying stock. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

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Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying stock. If your securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or, except as noted below, redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. In the event that at the time of a redemption at maturity the final stock price is less than the downside threshold level, and we elect to deliver shares of the underlying equity, you should not recognize any income, gain or loss on the receipt of such shares (other than the final contingent coupon), and your U.S. federal income tax basis in underlying stock you receive should equal the principal amount of your securities. Your holding period in the underlying stock you receive would begin on the day after you beneficially receive such stock. If you receive cash in lieu of a fractional share of underlying stock, you would generally recognize a short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your tax basis (determined in the manner described above) in such fractional share.

In addition, any contingent coupon that is paid by UBS including on the maturity date or upon early redemption should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-46 of the product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent coupon and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

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$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Additional Provisions:

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

 Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e, certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Pursuant to proposed Treasury regulations, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013 (and pass-thru payments made after December 31, 2016). If the proposed Treasury Department regulations are finalized in their current from, this withholding tax would not be imposed on payments pursuant to obligations that are outstanding on January 1, 2013 (and are not materially modified after December 31, 2012). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withhold.

The Issuer and other financial institutions through which payments on the securities are made may be required to withhold at a rate of up to 30 per cent, on all, or a portion of, payments made after 31 December 2016 in respect of any securities which are issued (or materially modified) after 31 December 2012 or that are treated as equity for U.S. federal tax purposes whenever issued, pursuant to FATCA.

The Issuer is a foreign financial institution (“FFI”) for the purposes of FATCA. If the Issuer agrees to provide certain information on its account holders pursuant to a FATCA agreement with the IRS (i.e., the Issuer is a “Participating FFI”) then withholding may be triggered if: (i) the Issuer has a positive “pass-thru payment percentage” (as determined under FATCA), (ii) (a) an investor does not provide information sufficient for the relevant Participating FFI to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States Account” of the Issuer, (b) an investor does not consent, where necessary, to have its information disclosed to the IRS or (c) any FFI that is an investor, or through which payment on the securities is made, is not a Participating FFI.

An investor that is not a Participating FFI that is withheld upon generally will be able to obtain a refund only to the extent an applicable income tax treaty with the United States entitles the investor to a reduced rate of tax on the payment that was subject to withholding under FATCA, provided the required information is furnished in a timely manner to the IRS.

Significant aspects of the application of FATCA are not currently clear and the above description is based on proposed regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 10 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution; conflicts of interest:

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.225 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities. UBS Securities LLC and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offerings, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

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Contingent Income Auto-Callable Securities due November 5, 2015

$• Based on the Performance of the Common Stock of JPMorgan Chase & Co.

Additional Provisions:

Conflicts of Interest —UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in the offerings within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offerings are being conducted in compliance with the provisions of Rule 5121.

Contact:	Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

August 2012	Page 18